UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2006

PROVIDENT FINANCIAL HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)
Delaware	000-28304	33-0704889
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3756 Central Avenue, Riverside, California	92506
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (951) 686-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition

        On October 23, 2006, Provident Financial Holdings, Inc. issued its earnings release for the quarter ended September 30, 2006. A copy of the earnings release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

            (c)          Exhibits

            99.1        Earnings Release of Provident Financial Holdings, Inc. dated October 23, 2006.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2006                                        PROVIDENT FINANCIAL HOLDINGS, INC.

                                                                            /s/ Craig G. Blunden
                                                                            Craig G. Blunden
                                                                            Chairman, President and Chief Executive Officer
                                                                            (Principal Executive Officer)

                                                                            /s/ Donavon P. Ternes
                                                                            Donavon P. Ternes
                                                                            Chief Financial Officer
                                                                            (Principal Financial and Accounting Officer)

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EXHIBIT 99.1

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3756 Central Avenue                                                                      Contacts:
Riverside, CA 92506                                                                       Craig G. Blunden, CEO
(951) 686 - 6060                                                                              Donavon P. Ternes, CFO

PROVIDENT FINANCIAL HOLDINGS, INC.
REPORTS FIRST QUARTER EARNINGS

Preferred Loans Increase to 36% of Loans Held for Investment

Gain on Sale of Real Estate Contributes Approximately $0.20 Per Diluted Share

        Riverside, Calif. - October 23, 2006 - Provident Financial Holdings, Inc. ("Company"), NASDAQ GSM: PROV, the holding company for Provident Savings Bank, F.S.B. ("Bank"), today announced first quarter earnings for the fiscal year ending June 30, 2007.

        For the quarter ended September 30, 2006, the Company reported net income of $5.26 million, or $0.77 per diluted share (on 6.79 million weighted-average shares outstanding), compared to net income of $4.93 million, or $0.71 per diluted share (on 6.93 million weighted-average shares outstanding), in the comparable period a year ago. The decrease in weighted-average shares outstanding primarily reflects the activity in the Company's stock repurchase program.

        "Our community banking business continues to grow primarily through preferred loans but has been adversely affected by very aggressive deposit pricing," said Craig G. Blunden, Chairman, President and Chief Executive Officer of the Company. "Our mortgage banking business has improved compared to the third and fourth quarters of fiscal 2006 in terms of loan sale margin although the environment remains highly competitive."

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        Return on average assets for the first quarter of fiscal 2007 was 1.28 percent, compared to 1.22 percent for the same period of fiscal 2006. Return on average stockholders' equity for the first quarter of fiscal 2007 was 15.25 percent, compared to 15.80 percent for the comparable period of fiscal 2006.

        On a sequential quarter basis, net income for the first quarter of fiscal 2007 increased by $1.44 million to $5.26 million, or 38 percent, from $3.82 million in the fourth quarter of fiscal 2006; and diluted earnings per share increased $0.21 to $0.77, or 38 percent, from $0.56 in the fourth quarter of fiscal 2006. Return on average assets increased 32 basis points to 1.28 percent for the first quarter of fiscal 2007 from 0.96 percent in the fourth quarter of fiscal 2006 and return on average equity increased 405 basis points to 15.25 percent for the first quarter of fiscal 2007 from 11.20 percent in the fourth quarter of fiscal 2006.

        Net interest income before provision for loan losses decreased by $214,000, or two percent, to $10.76 million in the first quarter of fiscal 2007 from $10.97 million for the same period in fiscal 2006. Non-interest income increased $1.44 million, or 24 percent, to $7.39 million in the first quarter of fiscal 2007 from $5.95 million in the comparable period of fiscal 2006. Non-interest expense increased $81,000, or one percent, to $8.23 million in the first quarter of fiscal 2007 from $8.15 million in the comparable period in fiscal 2006.

        The average balance of loans outstanding increased by $84.4 million to $1.38 billion in the first quarter of fiscal 2007 from $1.30 billion in the same quarter of fiscal 2006, and the average yield increased by 48 basis points to 6.34 percent in the first quarter of fiscal 2007 from an average yield of 5.86 percent in the same quarter of fiscal

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2006. The increase in the average loan yield was primarily attributable to higher interest rates on newly originated loans and the repricing of existing adjustable rate loans in the loans held for investment portfolio. Total loans originated for investment (including loans purchased for investment of $35.5 million) in the first quarter of fiscal 2007 were $110.1 million, which consisted primarily of single-family, multi-family, commercial real estate and construction loans. This compares to total loans originated for investment (including loans purchased for investment of $3.2 million) of $166.1 million in the first quarter of fiscal 2006. The outstanding balance of "preferred loans" (multi-family, commercial real estate, construction and commercial business loans) increased by $157.3 million, or 49 percent, to $479.3 million at September 30, 2006 from $322.0 million at September 30, 2005. The ratio of preferred loans to total loans held for investment increased to 36 percent at September 30, 2006 compared to 28 percent at September 30, 2005. Loan prepayments in the first quarter of fiscal 2007 were $78.4 million, compared to $143.8 million in the same quarter of fiscal 2006.

        Average deposits decreased by $25.0 million to $911.9 million and the average cost of deposits increased by 85 basis points to 2.96 percent in the first quarter of fiscal 2007, compared to an average balance of $936.9 million and an average cost of 2.11 percent in the same quarter last year. Transaction account balances (core deposits) decreased by $100.6 million, or 21 percent, to $374.0 million at September 30, 2006 from $474.6 million at September 30, 2005. The decrease is primarily attributable to a $74.9 million, or 31 percent, decline in savings account balances. Time deposits increased by $52.5 million, or 11 percent, to $541.0 million at September 30, 2006 as compared to $488.5 million at September 30, 2005. The increase in time deposits is primarily

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attributable to the Company's time deposit marketing campaigns and depositors switching from savings deposits to time deposits.

        The average balance of borrowings, which primarily consists of Federal Home Loan Bank of San Francisco advances, increased $43.7 million to $570.0 million and the average cost of advances increased 57 basis points to 4.61 percent in the first quarter of fiscal 2007, compared to an average balance of $526.3 million and an average cost of 4.04 percent in the same quarter of fiscal 2006. The increase in the average cost of borrowings was primarily the result of higher interest rates on short-term advances.

        The net interest margin during the first quarter of fiscal 2007 decreased 12 basis points to 2.68 percent from 2.80 percent during the same quarter last year. On a sequential quarter basis, the net interest margin in the first quarter of fiscal 2007 decreased 14 basis points from 2.82 percent in the fourth quarter of fiscal 2006.

        During the first quarter of fiscal 2007, the Company recorded a loan loss provision of $637,000, compared to $65,000 during the same period of fiscal 2006. The provision was primarily attributable to an increase in loans held for investment, partly offset by a decrease in classified assets. Total classified assets (including assets designated as special mention) improved by $602,000 to $8.7 million at September 30, 2006 from $9.3 million at June 30, 2006. Loans held for investment increased $43.1 million (primarily in preferred loans) to $1.31 billion at September 30, 2006 from $1.26 billion at June 30, 2006. The allowance for loan losses is considered sufficient by management to absorb potential losses inherent in loans held for investment.

        Non-performing assets increased to $4.43 million, or 0.26 percent of total assets, at September 30, 2006, compared to $1.81 million, or 0.11 percent of total assets, at

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September 30, 2005. The increase in non-performing assets was primarily attributable to five single-family loans ($1.99 million) placed on non-accrual status during the quarter ended September 30, 2006, three single-family loans ($351,000) repurchased from investors during the quarter and one foreclosure ($414,000) during the quarter.

        The allowance for loan losses was $10.8 million at September 30, 2006, or 0.82 percent of gross loans held for investment, compared to $9.3 million, or 0.82 percent of gross loans held for investment at September 30, 2005.

        The increase in non-interest income in the first quarter of fiscal 2007 compared to the same period of fiscal 2006 was primarily the result of the gain on sale of real estate, partly offset by a decrease in the gain on sale of loans. The gain on sale of real estate of $2.31 million (approximately $1.34 million, net of statutory taxes) resulted from the sale of approximately six acres of land located in Riverside, California (previously announced on July 31, 2006). The gain on sale of loans decreased $901,000, or 21 percent, to $3.49 million for the quarter ended September 30, 2006 from $4.39 million in the comparable quarter last year. The average loan sale margin for mortgage banking was 111 basis points for the quarter ended September 30, 2006, down 12 basis points from 123 basis points in the comparable quarter last year. The decrease in the loan sale margin was primarily attributable to the more competitive mortgage banking environment.

        On a sequential quarter basis, the average loan sale margin for mortgage banking in the first quarter of fiscal 2007 increased by 16 basis points to 111 basis points from 95 basis points in the prior quarter.

        The volume of loans originated for sale decreased to $319.5 million in the first quarter of fiscal 2007 from $389.3 million during the same period last year. Total loan

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originations (including loans originated for investment, loans purchased for investment and loans originated for sale) were $429.7 million in the first quarter of fiscal 2007, a decrease of $125.7 million from $555.4 million in the same quarter of fiscal 2006. The decline in loan originations was primarily attributable to lower loan demand resulting from a general rise in interest rates, a decline in real estate sales and a more competitive environment.

        In the first quarter of fiscal 2007, the fair-value adjustment of derivative financial instruments pursuant to Statement of Financial Accounting Standards ("SFAS") No. 133 on the Consolidated Statements of Operations was a gain of $319,000, unchanged from the gain in the same period last year. The fair-value adjustment for SFAS No. 133 is derived from changes in the market value of commitments to extend credit on loans to be held for sale, forward loan sale agreements and option contracts. The SFAS No. 133 adjustment is relatively volatile and results in timing differences in the recognition of income, which may have an adverse impact on future earnings.

        The increase in non-interest expense was primarily the result of an increase in compensation expense, the result of lower deferred compensation attributable to the application of SFAS No. 91. On July 1, 2006 the Bank lowered the SFAS No. 91 deferred compensation allocated to each loan originated after completing the annual review and analysis of SFAS No. 91. Additionally, fewer loans were originated during the first quarter of fiscal 2007 in comparison to the same quarter last year, which also reduced deferred compensation. The increase in compensation expense was partly offset by a decrease in professional expenses.

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        The Company's efficiency ratio improved to 45 percent in the first quarter of fiscal 2007 from 48 percent in the first quarter of fiscal 2006.

        The effective income tax rate for the first quarter of fiscal 2007 remained unchanged at 43.3 percent, as compared to the same quarter last year. The Company believes that the effective income tax rate applied in the first quarter of fiscal 2007 reflects its current income tax obligations.

        The Company repurchased 111,185 shares of its common stock during the quarter ended September 30, 2006 at an average cost of $30.35 per share. As of September 30, 2006, the Company has repurchased 37 percent of the shares authorized by the May 2006 Stock Repurchase Program, leaving 220,044 shares available for future repurchase activity.

        The Bank currently operates 12 retail/business banking offices in Riverside County and San Bernardino County (Inland Empire) along with 14 Provident Bank Mortgage ("PBM") loan production offices located throughout Southern California and one PBM loan production office located in Northern California.

        The Company will host a conference call for institutional investors and bank analysts on Tuesday, October 24, 2006 at 9:00 a.m. (Pacific Time) to discuss its financial results. The conference call can be accessed by dialing (800) 288-8967 and requesting the Provident Financial Holdings Earnings Release Conference Call. An audio replay of the conference call will be available through Tuesday, October 31, 2006 by dialing (800) 475-6701 and referencing access code number 844111.

        For more financial information about the Company please visit the website at www.myprovident.com and click on the "Investor Relations" section.

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Safe-Harbor Statement

Certain matters in this News Release and the conference call noted above may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. The Company's actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide range of factors including, but not limited to, the general business environment, interest rates, the California real estate market, competitive conditions between banks and non-bank financial services providers, regulatory changes, and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2006.

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PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statements of Financial Condition (Unaudited - Dollars In Thousands)
	September 30, 2006	June 30, 2006

Assets
Cash and due from banks	$ 14,874	$ 13,558
Federal funds sold	3,000	2,800
Cash and cash equivalents	17,874	16,358

Investment securities - held to maturity
(fair value $47,325 and $49,914, respectively)	48,031	51,031
Investment securities - available for sale at fair value	145,751	126,158
Loans held for investment, net of allowance for loan losses of
$10,839 and $10,307, respectively	1,306,099	1,262,997
Loans held for sale, at lower of cost or market	8,214	4,713
Receivable from sale of loans	106,542	99,930
Accrued interest receivable	7,659	6,774
Real estate held for investment, net	-	653
Real estate owned, net	414	-
Federal Home Loan Bank ("FHLB") - San Francisco stock	40,757	37,585
Premises and equipment, net	6,746	6,860
Prepaid expenses and other assets	7,688	9,411

Total assets	$ 1,695,775	$ 1,622,470

Liabilities and Stockholders' Equity
Liabilities:
Non interest-bearing deposits	$ 47,215	$ 48,776
Interest-bearing deposits	867,827	868,806
Total deposits	915,042	917,582

Borrowings	617,602	546,211
Accounts payable, accrued interest and other liabilities	24,752	22,467
Total liabilities	1,557,396	1,486,260

Stockholders' equity:
Preferred stock, $.01 par value (2,000,000 shares authorized; none issued and outstanding)
	-	-
Common stock, $.01 par value (15,000,000 shares authorized; 12,383,472 and 12,376,972 shares issued, respectively; 6,886,345 and 6,991,842 shares outstanding, respectively)

	124	124
Additional paid-in capital	67,419	66,798
Retained earnings	147,082	142,867
Treasury stock at cost (5,497,127 and 5,385,130 shares, respectively)
	(75,922)	(72,524)
Unearned stock compensation	(528)	(644)
Accumulated other comprehensive income (loss), net of tax	204	(411)

Total stockholders' equity	138,379	136,210

Total liabilities and stockholders' equity	$ 1,695,775	$ 1,622,470

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PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statements of Operations (Unaudited - Dollars in Thousands, Except Earnings Per Share)
	Quarter Ended September 30,

	2006	2005
Interest income:
Loans receivable, net	$ 21,958	$ 19,043
Investment securities	1,696	1,813
FHLB - San Francisco stock	514	405
Interest-earning deposits	19	40
Total interest income	24,187	21,301

Interest expense:
Checking and money market deposits	336	287
Savings deposits	644	904
Time deposits	5,827	3,782
Borrowings	6,624	5,358
Total interest expense	13,431	10,331

Net interest income, before provision for loan losses	10,756	10,970
Provision for loan losses	637	65
Net interest income after provision for loan losses	10,119	10,905

Non-interest income:
Loan servicing and other fees	476	643
Gain on sale of loans, net	3,492	4,393
Deposit account fees	522	494
Gain on sale of real estate, net	2,313	-
Other	591	425
Total non-interest income	7,394	5,955

Non-interest expense:
Salaries and employee benefits	5,416	5,204
Premises and occupancy	784	793
Equipment	393	399
Professional expenses	264	344
Sales and marketing expenses	261	219
Other	1,116	1,194
Total non-interest expense	8,234	8,153

Income before taxes	9,279	8,707
Provision for income taxes	4,021	3,774
Net income	$ 5,258	$ 4,933

Basic earnings per share	$ 0.79	$ 0.75
Diluted earnings per share	$ 0.77	$ 0.71
Cash dividends per share	$ 0.15	$ 0.14

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PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statement of Operations - Sequential Quarter (Unaudited - In Thousands, Except Earnings Per Share)
	Quarter Ended
	September 30,	June 30,
	2006	2006
Interest income:
Loans receivable, net	$ 21,958	$ 20,571
Investment securities	1,696	1,617
FHLB - San Francisco stock	514	486
Interest-earning deposits	19	18
Total interest income	24,187	22,692

Interest expense:
Checking and money market deposits	336	316
Savings deposits	644	668
Time deposits	5,827	5,241
Borrowings	6,624	5,540
Total interest expense	13,431	11,765

Net interest income, before provision for loan losses	10,756	10,927
Provision (recovery) for loan losses	637	(205)
Net interest income, after provision for loan losses	10,119	11,132

Non-interest income:
Loan servicing and other fees	476	635
Gain on sale of loans, net	3,492	3,077
Deposit account fees	522	507
Gain on sale of real estate, net	2,313	20
Other	591	386
Total non-interest income	7,394	4,625

Non-interest expense:
Salaries and employee benefits	5,416	5,194
Premises and occupancy	784	870
Equipment	393	445
Professional expenses	264	326
Sales and marketing expenses	261	409
Other	1,116	1,705
Total non-interest expense	8,234	8,949

Income before taxes	9,279	6,808
Provision for income taxes	4,021	2,984
Net income	$ 5,258	$ 3,824

Basic earnings per share	$ 0.79	$ 0.57
Diluted earnings per share	$ 0.77	$ 0.56
Cash dividends per share	$ 0.15	$ 0.15

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PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited)
(Dollars in Thousands, Except Share Information)	Quarter Ended September 30,
	2006	2005
SELECTED FINANCIAL RATIOS:
Return on average assets	1.28%	1.22%
Return on average stockholders' equity	15.25%	15.80%
Stockholders' equity to total assets	8.16%	7.74%
Net interest spread	2.42%	2.64%
Net interest margin	2.68%	2.80%
Efficiency ratio	45.37%	48.17%
Average interest-earning assets to average
interest-bearing liabilities	108.47%	107.11%

SELECTED FINANCIAL DATA:
Basic earnings per share	$ 0.79	$ 0.75
Diluted earnings per share	$ 0.77	$ 0.71
Book value per share	$ 20.09	$ 18.22
Shares used for basic EPS computation	6,660,040	6,584,785
Shares used for diluted EPS computation	6,793,713	6,926,957
Total shares issued and outstanding	6,886,345	6,931,612

ASSET QUALITY RATIOS:
Non-performing loans to loans held for investment, net ..	0.31%	0.16%
Non-performing assets to total assets	0.26%	0.11%
Allowance for loan losses to non-performing loans	270.16%	512.42%
Allowance for loan losses to gross loans held for investment	0.82%	0.82%

REGULATORY CAPITAL RATIOS:
Tangible equity ratio	7.51%	6.90%
Tier 1 (core) capital ratio	7.51%	6.90%
Total risk-based capital ratio	12.42%	12.32%
Tier 1 risk-based capital ratio	11.40%	11.36%

LOANS ORIGINATED FOR SALE:
Retail originations	$ 79,083	$ 133,102
Wholesale originations	240,458	256,155
Total loans originated for sale	$ 319,541	$ 389,257

LOANS SOLD:
Servicing released	$ 314,648	$ 392,860
Servicing retained	1,407	6,637
Total loans sold	$ 316,055	$ 399,497

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PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited)
(Dollars in Thousands)	As of September 30,
	2006		2005
INVESTMENT SECURITIES:	Balance	Rate	Balance	Rate
Held to maturity:
U.S. government sponsored enterprise debt securities	$ 48,029	2.85%	$ 51,027	2.82%
U.S. government agency MBS	2	8.07	3	10.00
Corporate bonds	-	-	998	6.80
Certificates of deposit	-	-	200	3.00
Total investment securities held to maturity	48,031	2.85	52,228	2.90

Available for sale (at fair value):
U.S. government sponsored enterprise debt securities	21,474	2.85	24,246	2.86
U.S. government agency MBS	56,120	4.65	50,222	4.09
U.S. government sponsored enterprise MBS	62,067	4.58	80,355	3.72
Private issue CMO	5,225	3.81	6,670	3.64
Freddie Mac common stock	398		339
Fannie Mae common stock	22		18
Other common stock	445		-
Total investment securities available for sale	145,751	4.30	161,850	3.69
Total investment securities	$ 193,782	3.94%	$ 214,078	3.50%

LOANS HELD FOR INVESTMENT:
Single-family (1 to 4 units)	$ 825,146	5.82%	$ 802,962	5.46%
Multi-family (5 or more units)	258,640	6.53	118,828	5.80
Commercial real estate	133,191	7.06	130,719	6.67
Construction	134,256	9.41	150,793	7.76
Commercial business	13,065	8.71	15,391	7.78
Consumer	662	11.42	783	9.45
Other	16,930	9.83	11,602	8.12
Total loans held for investment	1,381,890	6.50%	1,231,078	5.96%

Undisbursed loan funds	(68,614)		(96,869)
Deferred loan costs	3,662		2,609
Allowance for loan losses	(10,839)		(9,280)
Total loans held for investment, net	$1,306,099		$1,127,538

Purchased loans serviced by others included above	$ 124,756	7.13%	$ 57,630	6.65%

DEPOSITS:
Checking accounts - non interest-bearing	$ 47,215	-%	$ 52,651	-%
Checking accounts - interest-bearing	126,754	0.72	133,198	0.54
Savings accounts	170,360	1.52	245,302	1.42
Money market accounts	29,683	1.66	43,452	1.20
Time deposits	541,030	4.52	488,504	3.40
Total deposits	$ 915,042	3.11%	$ 963,107	2.21%

Note: The interest rate or yield/cost described in the rate or yield/cost column is the weighted-average interest rate or yield/cost of all instruments, which are included in the balance of the respective line item.

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PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited)
	As of September 30,
(Dollars in Thousands)	2006		2005
	Balance	Rate	Balance	Rate
BORROWINGS:
Overnight	$ 55,000	5.41%	$ 71,500	4.05%
Six months or less	148,800	5.18	47,000	3.76
Over six months to one year	70,000	4.08	10,000	2.36
Over one year to two years	92,000	4.21	60,000	3.46
Over two years to three years	50,000	3.74	67,000	3.77
Over three years to four years	47,000	4.01	50,000	3.74
Over four years to five years	103,000	5.10	47,000	4.01
Over five years	51,802	4.50	154,837	4.90
Total borrowings	$ 617,602	4.65%	$ 507,337	4.11%

		Quarter Ended
		September 30,
		2006	2005
SELECTED AVERAGE BALANCE SHEETS:		Balance	Balance

Loans receivable, net (1)		$1,384,634	$1,300,225
Investment securities		183,090	224,366
FHLB - San Francisco stock		38,370	37,921
Interest-earning deposits		1,443	4,699
Total interest-earning assets		$1,607,537	$1,567,211

Deposits		$ 911,925	$ 936,932
Borrowings		570,024	526,281
Total interest-bearing liabilities		$1,481,949	$1,463,213

		Quarter Ended
		September 30,
		2006	2005
		Yield/Cost	Yield/Cost

Loans receivable, net (1)		6.34%	5.86%
Investment securities		3.71%	3.23%
FHLB - San Francisco stock		5.36%	4.27%
Interest-earning deposits		5.27%	3.40%
Total interest-earning assets		6.02%	5.44%

Deposits		2.96%	2.11%
Borrowings		4.61%	4.04%
Total interest-bearing liabilities		3.60%	2.80%

(1) Includes loans held for investment, loans held for sale and receivable from sale of loans.

Note: Note: The interest rate or yield/cost described in the rate or yield/cost column is the weighted-average interest rate or yield/cost of all instruments, which are included in the balance of the respective line item.

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